Exhibit 10.3

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

THE FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is made and entered into as of November 1, 2024 (the “First Amendment Effective Date”), by and among Accel Entertainment LLC, a Delaware limited liability company (such entity or its permitted designee, “Buyer”), Accel Entertainment, Inc. (“Parent,” and collectively with Buyer, the “Buyer Parties”), Toucan Device Owner, LLC, a Louisiana limited liability company (f/k/a Toucan Gaming, LLC) (“Seller”), Toucan Management, LLC, a Louisiana limited liability company (“Owner”), and Stan Guidroz (“Guidroz”).

RECITALS

WHEREAS, the Buyer Parties, Seller, Owner and Guidroz are parties to that certain Asset Purchase Agreement, dated as of April 11, 2023 (the "Purchase Agreement"); and

WHEREAS, pursuant to Section 9.3 of the Purchase Agreement, the Buyer and the Seller desire to amend the terms of the Purchase Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendments to the Purchase Agreement.

(a)Recital (c) is hereby deleted in its entirety.

(b)Each reference in the Purchase Agreement to the "Buyer Equity" is hereby deleted in its entirety.

(c)Each reference in the Purchase Agreement to the "MIPA" is hereby deleted in its entirety.

(d)Each reference in the Purchase Agreement to the "LSM Option Purchase Agreement" and the "LSM Option" is hereby deleted in its entirety.

(e)Each reference in the Purchase Agreement to the "MIPA Closing" is hereby replaced with the "Closing".

(f)Section 2.4(c) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

(g)Closing. The closing of the transactions contemplated hereby (the “Closing”) means 10:00 a.m. central time on November 1, 2024.

(h)In Section 2.6(b) of the Purchase Agreement, "LSM" is hereby replaced with "Toucan Gaming, LLC".

(i)The second sentence in Section 3.1 is hereby amended and restated in its entirety as follows:

"For purposes hereof, the "Base Purchase Price" shall be an amount equal to $9,500,000."

(j)The first sentence of Section 3.2(c) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

"(c) Installment Payments. On each of the first ten (10) anniversaries of the Closing, Buyer shall pay to Seller an amount equal to Five Hundred Thousand Dollars ($500,000.00) (each such payment, an "Installment Payment") by wire transfer of immediately available funds, provided that Buyer shall not be required to make any Installment Payment to Seller until after the Closing; provided, further, that upon the occurrence of an Installment Payment Acceleration Event, any then remaining unpaid Installment Payments shall accelerate and become due and payable in full upon the occurrence of such Installment Payment Acceleration Event.”

(k)Section 3.4(b) of the Purchase Agreement is hereby deleted in its entirety.

(l)Section 4.18 of the Purchase Agreement is hereby deleted in its entirety.

(m)Section 6.14 of the Purchase Agreement is hereby deleted in its entirety.

(n)Section 7.2(b) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

"(b) The Seller Indemnitors shall not be required to indemnify a Buyer Claimant with regard to claims under Sections 7.2(a)(i) or 7(a)(iii) (other than in respect of Fundamental Representations) unless the aggregate cumulative sum of all amounts for which indemnity would otherwise be due under Sections 7.2(a)(i) or 7(a)(iii) exceed One Hundred Thirty-Five Thousand dollars ($135,000) (the "Deductible"), in which case, the Seller Indemnitors shall be liable for all amounts in excess of the Deductible."

(o)Section 7.2(d) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

"(d) Seller Indemnitor's liability to indemnify Buyer Claimants, for breaches of Section 7.2(a)(i) (other than in respect of breaches of Fundamental Representations) shall be limited to $1,350,000 (the "RW Cap") in the aggregate."

(p)Section 7.11 of the Purchase Agreement is hereby deleted in its entirety.

(q)Section 8.2(d) of the Purchase Agreement is hereby deleted in its entirety.

(r)Section 8.2(g) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

"(g) Buyer shall have consummated the acquisition of 90% of the membership interests of Toucan Gaming, LLC."

(s)Section 8.3(g) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

"(g) Buyer, as Stan Guidroz’s designee, shall have consummated the acquisition of 90% of the membership interests of Toucan Gaming, LLC."

(t)Section 9.1 of the Purchase Agreement is hereby deleted in its entirety.

(u)In Exhibit A of the Purchase Agreement, all references to “Toucan Entertainment, LLC” are hereby amended to “Toucan Gaming, LLC” and all references to its state of organization are changed from “Louisiana” to “Delaware.”

(v)In Exhibit B of the Purchase Agreement all references to “Toucan Entertainment, LLC” are hereby amended to “Toucan Gaming, LLC” and all references to its state of organization are changed from “Louisiana” to “Delaware.”

2.Termination of the LSM Option Purchase Agreement and MIPA. The Buyer Parties, Seller, Owner and Guidroz are parties to (a) that certain Membership Interest Purchase Agreement, dated as of April 11, 2023 (the "MIPA") and (b) that certain LSM Option Purchase Agreement, dated as of April 11, 2023 (the "LSM Option Purchase Agreement"). For and in consideration of an increase in the Base Purchase Price of $600,000.00, each of the Buyer Parties, Seller, Owner and Guidroz agree that the MIPA and the LSM Option Purchase Agreement are hereby terminated without any further action required to be taken on the part of any Person and of no further force and effect, and none of the Buyer Parties, Seller, Owner or Guidroz has or shall have any rights or obligations to each other thereunder or any liability of any kind, continuing or otherwise, to any party thereto.

3.Miscellaneous. This Amendment shall constitute an amendment pursuant to and in accordance with Section 9.3 of the Purchase Agreement. Except as specifically modified by this Amendment, the terms of the Purchase Agreement shall remain in full force and effect. After the date hereof, any reference to the Purchase Agreement shall mean the Purchase Agreement, as amended and modified hereby. All capitalized terms not specifically defined herein shall have the meanings assigned to them in the Purchase Agreement. The provisions of Article IX of the Purchase Agreement shall apply to this Amendment mutatis mutandis.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

SELLER:

TOUCAN DEVICE OWNER, LLC

By: /s/ Stan Guidroz
Name: Stan Guidroz
Its: Managing Member

OWNER:

TOUCAN MANAGEMENT, LLC

By: /s/ Stan Guidroz
Name: Stan Guidroz
Its: Managing Member

GUIDROZ:

By: /s/ Stan Guidroz
Name: Stan Guidroz

BUYER:

ACCEL ENTERTAINMENT LLC

By: /s/ Andrew Rubenstein
Name: Andrew Rubenstein
Its: President

PARENT:

ACCEL ENTERTAINMENT, INC.

By: /s/ Andrew Rubenstein
Name: Andrew Rubenstein
Its: President and Chief Executive Officer